UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 20, 2017, Deborah Liu was named to the Board of Directors (the “Board”) of Intuit Inc. (“Intuit”), and the number of directors was increased from nine to ten members. Ms. Liu was appointed to serve on the Acquisition Committee and the Compensation and Organizational Development Committee of the Board.
Ms. Liu will receive compensation for services as a non-employee director of Intuit consistent with the compensation generally provided to other Intuit non-employee directors, as determined by the Board from time to time, and disclosed in our 2016 proxy statement, which was filed with the Securities and Exchange Commission on November 23, 2016, including initial and succeeding grants to Ms. Liu of restricted stock units with a grant date fair value of approximately $75,000 and $108,333, respectively, on July 21, 2017. There are no arrangements or understandings between Ms. Liu and any other persons pursuant to which she was selected as a director, and there are no transactions involving Intuit and Ms. Liu that Intuit would be required to report pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Ms. Liu’s appointment is attached hereto as Exhibit 99.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.01	Press release issued on July 20, 2017, announcing appointment of Deborah Liu to the Board of Directors of Intuit Inc.*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 21, 2017	INTUIT INC.

		By:	/s/ LAURA A. FENNELL
Laura A. Fennell
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press release issued on July 20, 2017, announcing appointment of Deborah Liu to the Board of Directors of Intuit Inc.*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.